Exhibit 10.1

AMENDMENT NO. 2 TO STOCKHOLDERS AGREEMENT

This AMENDMENT NO. 2 TO STOCKHOLDERS AGREEMENT (this “Amendment”) is made and entered into as of June 15, 2006 by and among Leslie’s Poolmart, Inc., a Delaware corporation (the “Company”), GCP California Fund, L.P. (“GCP”), Leslie’s Coinvestment LLC (together with GCP, the “Green Parties”) and certain other stockholders of the Company.

R E C I T A L S

WHEREAS, the Company, the Green Parties and certain other stockholders of the Company are parties to a Stockholders Agreement dated as of January 25, 2005 and amended as of October 25, 2005 (the “Stockholders Agreement”);

WHEREAS, pursuant to Section 7.6 of the Stockholders Agreement, the Stockholders Agreement may be amended, modified, supplemented or terminated only by a written instrument signed by each of (i) the Company, (ii) GCP and (iii) stockholders holding a majority of the Registrable Individual Shares (as defined in the Stockholders Agreement), on a fully-diluted basis; and

WHEREAS, subject to and in accordance with the terms of this Amendment, the Company, GCP and the stockholders holding a majority of the Registrable Individual Shares desire to amend the Stockholders Agreement in certain respects, as more particularly set forth below.

A G R E E M E N T

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree to modify the Stockholders Agreement as set forth below. Except as otherwise provided herein, all capitalized terms used herein shall have the meanings ascribed thereto in the Stockholders Agreement.

1. Amendment to the Definition of “Fair Market Value”. The definition of “Fair Market Value,” which appears at the end of Section 2.8 of the Stockholders Agreement, shall be deleted in its entirety and replaced with the following:

“Fair Market Value” means the value equal to (i) the product of 6.5 and the Consolidated EBITDA (as such term is defined in the Indenture dated as of January 25, 2005 by and between the Company as the issuer and The Bank of New York as the trustee) of the Company for the four most recent quarters prior to the Call Event; (based upon the Company’s audited or unaudited financial statements, as applicable, and to the extent the Company is then filing periodic reports with the Commission, based upon such results as included in the last such filing), minus (ii)(A) the aggregate liquidation preference of Preferred Shares as of the most recent completed quarter (which shall include any accrued and unpaid dividends that have been added to the liquidation preference); (B) the Company’s Indebtedness (as such term is defined in the Amended and Restated Loan and Security Agreement dated as of January 25, 2005 among Leslie’s

Poolmart, Inc., LPM Manufacturing, Inc, Wells Fargo Retail Finance LLC, and other lenders parties thereto (the “Credit Facility”)) as of the most recent completed quarter; and (C) the average daily balance of the Company’s borrowings under the Credit Facility (without duplicating any amounts included in clause (B) above) for the four most recent quarters prior to the Call Event; provided, however, that, solely for purposes of Section 2.8(a)(ii), if a Public Offering Event has occurred, the fair market value shall be closing price of the Shares on the applicable stock exchange on the business day immediately preceding the day on which the fair market value is determined.

2. Confirmation of the Stockholders Agreement. Except as amended or modified hereby, all terms, covenants and conditions of the Stockholders Agreement as heretofore in effect shall remain in full force and effect and are hereby ratified and confirmed in all respects.

3. Governing Law. This Amendment shall be governed by and constituted in accordance with the laws of the State of Delaware applicable to contracts to be made and performed entirely within such State.

4. Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all such counterparts together, shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

LESLIE’S POOLMART, INC.

By:	/s/ STEVEN L. ORTEGA
Name:	Steven L. Ortega
Title:	Executive Vice President

GCP CALIFORNIA FUND, L.P.

By:	GCP California Capital, LLC Its General Partner

	By:	/s/ JOHN G. DANHAKL
	Name:	John G. Danhakl
	Title:	Manager

LESLIE’S COINVESTMENT LLC

By:	LEONARD GREEN & PARTNERS, L.P. Its Manager

	By:	LGP Management, Inc. Its General Partner

		By:	/s/ JOHN M. BAUMER
		Name:	John M. Baumer
		Title:	Vice President

INVESTOR HOLDERS:

/s/ MICHAEL J. FOURTICQ
Michael J. Fourticq

MANAGEMENT PARTIES:

/s/ LAWRENCE H. HAYWARD
Lawrence H. Hayward